Exhibit 23.03



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Galey & Lord, Inc. 1999 Stock Option Plan of our report dated January 29, 1998, with respect to the combined financial statements of the Apparel Fabrics Business of Dominion Textile Inc. for the year ended June 30, 1997 ("our report") included in its Annual Report (Form 10-K) for the year ended October 3, 1998



                                                      /s/ Deloitte & Touche LLP
                                                      --------------------------
                                                      Chartered Accountants


Montreal, Quebec
May 17, 1999